                                                                    Exhibit 10.1

                        THIRD AMENDMENT TO LOAN AGREEMENT


         THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of January 14, 2003, is between CONCORD TECHNOLOGIES, LP, a Texas limited partnership ("Concord"), GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, LP, a Texas limited partnership ("Engineering"), GEO SPACE, LP, a Texas limited partnership ("Geo Space"), OYO INSTRUMENTS, LP, a Texas limited partnership ("Instruments"), and OYOG OPERATIONS, LP, a Texas limited partnership ("Operations", and together with Concord, Engineering, Geo Space and Instruments, the "Borrowers"), jointly and severally, and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender").

                                    RECITALS:

         A. Borrowers and Lender entered into that certain Loan Agreement dated as of February 16, 2001, as amended by First Amendment to Loan Agreement dated as of February 17, 2001 and Second Amendment to Loan Agreement dated as of January 15, 2002 (the "Agreement").

         B. Pursuant to the Agreement, OYOG, LLC, a Delaware limited liability company, OYO Geospace Corporation, a Delaware corporation, and OYOG Limited Partner, LLC, a Nevada limited liability company ("Guarantors") executed those certain Guaranty Agreements dated as of January 15, 2002 (the "Guaranty Agreements") pursuant to which Guarantors guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

         C. Borrowers and Lender now desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

         Section I.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

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                                   ARTICLE II.

                                   Amendments

         Section II.1. Amendment to Certain Definitions. (a) The definition of each of the following terms contained in Section 1.1 of the Agreement is amended to read in its respective entirety as follows:

             "Borrowing Base" means, at any particular time, an amount equal to the sum of (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) twenty-five percent (25%) of Eligible Inventory and (ii) $5,000,000.00 plus (c) eighty percent (80%) of Eligible Notes.

             "EBITDA" means for Parent and its Subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income for such period, plus
          (b) depreciation, amortization and other non cash charges for such period, plus (c) Interest Expense for such period, plus (d) income tax expense for such period, plus (e) for the fiscal quarter ended June 30, 2002, the $1,246,000.00 non-cash write-off of Borrower's advance to Labelon Corporation.

             "Termination Date-A" means 11:00 a.m., Houston, Texas time on January 13, 2004, or such earlier date on which the Commitment-A terminates as provided in this Agreement.

         (b) The following definitions shall be added to Section 1.1 of the Agreement in proper alphabetical order:

             "Advance Request Forms" means the Advance Request Form-A and the Advance Request Form-B.

             "Advances" means Advance-A and Advance-B.

             "Applicable Rate" means (a) during the period that an Advance is a LIBOR Advance, the sum of the LIBOR Rate plus two and one-half percent (2.50%), and (b) during the period that an Advance is a Prime Rate Advance, the Prime Rate.

             "Continue", "Continuation" and "Continued" shall refer to continuation pursuant to Section 3.7 of an Advance as an Advance of the same Type from one Interest Period to the next Interest Period.

             "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 3.7 or 3.8 of one Type of Advance into another Type of Advance.

             "Dollar," "Dollars" and "$" means currency of the United States of America which is at the time of payment legal tender for the payment of public and private debts in the United States of America.

             "Interest Period" means with respect to any LIBOR Advance, each period commencing on the date such Advance is made or the date such Advance is Converted from an Advance of another Type or, in the case of each subsequent, successive Interest Period applicable to a LIBOR Advance, each period commencing on the last day of the immediately preceding Interest Period with respect to such LIBOR Advance, and in each case ending on the thirtieth (30th), sixtieth (60th) or ninetieth
          (90th) day thereafter as provided in Section 2.5 or 3.7; provided, however, that (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, (b) any Interest Period for any LIBOR Advance which would otherwise extend beyond the Termination Dates, shall end on the Termination Dates, (c) no more than five (5) Interest Periods for the Advances shall be in effect at the same time and (d) no Interest Period shall have a duration of less than thirty (30) days, and, if the Interest Period for any LIBOR Advance would otherwise be a shorter period, such Advance shall be a Prime Rate Advance.

             "LIBOR Advances" means Advances the interest rate on which are determined on the basis of the rates referred to in the definition of "LIBOR Rate".

             "LIBOR Rate" means, for any LIBOR Advance, for any Interest Period therefor, the rate per annum offered for Dollar deposits in an amount comparable to the principal amount of such LIBOR Advance for a period of time equal to such Interest Period as of 11:00 A.M. City of London, England time two (2) London Business Days prior to the first date of such Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on the Bloomberg system ("Bloomberg"); provided, however, that if such rate is not available on Bloomberg then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender and recognized in the banking industry.

             "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by laws or executive order to close in the City of London, England.

             "Prime Rate Advances" means Advances that bear interest at rates based upon the Prime Rate.

             "Reserve Requirement" means the aggregate maximum reserve percentages (including any marginal, special, supplemental or emergency reserves, and expressed as a decimal) established by the Federal Reserve Board or any other United States banking authority to which Lender is subject for "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentages shall include, without limitation, those imposed under Regulation D of the Board of Governors of the Federal Reserve System.

             "Type" means the type of Advance (i.e. Prime Rate Advance or LIBOR Advance).

          Section II.2. Amendment to Section 2.3. Section 2.3 contained in the Agreement is amended to read in its entirety as follows:

             Section 2.3. Repayment of Principal and Interest; Extension. (a) Accrued and unpaid interest on the Advances-A (and, therefore, Note-A) shall be due and payable as follows:

                  (i) in the case of each Advance-A which is a Prime Rate Advance, on the first day of each month, commencing February 1, 2003;

                  (ii) in the case of each Advance-A which is a LIBOR Advance, on the last day of each Interest Period therefor;

                  (iii) upon the payment or prepayment (mandatory or optional)
             of any Advance-A or the Conversion of any Advance-A (but only on the principal amount so paid, prepaid, or Converted); and

                  (iv)  on the Termination Date-A.

             (b) The principal of the Advances-A shall be due and payable on the Termination Date-A.

             (c) Prior to the Termination Date-A, Lender will review such matters as it may deem appropriate in its sole discretion and may, in its sole and absolute discretion, determine whether to extend the Termination Date-A.

         Section II.3. Amendment to Section 2.4. Section 2.4 of the Agreement is amended to read in its entirety as follows:

             Section 2.4. Interest. The unpaid principal amount of the Advances-A shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or
          (b) the Applicable Rate in effect from day to day, and each change in the rate of interest charged on the Advances-A shall become effective, without notice to any Borrower, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances-A to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Advances-A below the Maximum Rate until the aggregate amount of interest actually accrued on the Advances-A equals the amount of interest which would have accrued on the Advances-A if the interest rate specified in clause (b) preceding had at all times been in effect. If an Event of Default has occurred and is continuing, all principal of the Advances-A shall bear interest at the Default Rate.

         Section II.4. Amendment to Section 2.5. Section 2.5 contained in the Agreement is amended to read in its entirety as follows:

             Section 2.5. Requests for Advances-A. (a) As long as the Autopay Agreement is in effect, Advances-A which are Prime Rate Advances may be made as provided in the Autopay Agreement, and Borrowers shall not be required to request an Advance-A directly from Lender by means of an Advance Request Form-A.

             (b) The provisions of this paragraph shall apply to all requests for Advances-A which are to be LIBOR Advances. The provisions of this paragraph shall also apply to Advances-A which are to be Prime Rate Advances if Borrowers so choose, or if the Autopay Agreement is not in effect, or if the Available Amount (as defined in the Autopay Agreement) is, or has been declared to be, equal to zero. Borrowers shall request each Advance-A by delivering to Lender an Advance Request Form-A (i) stating the amount of the Advance-A, (ii) stating the date on which Borrowers desire that the Advance-A be funded (provided that without any date specified, an Advance-A that is to be a Prime Rate Advance shall be funded on the next Business Day and an Advance-A that is to be a LIBOR Advance shall be funded on the succeeding third Business Day following such Advance Request Form-A),
          (iii)
          stating the Type of the Advance-A, and (iv) if such Advance-A is a LIBOR Advance, designating the Interest Period thereof. Such documents shall be delivered to Lender at least (i) one (1) Business Day before the date on which Borrowers desire that the Advance-A be funded in the case of each Advance-A which is to be a Prime Rate Advance and (ii) at least three (3) Business Days before the date on which Borrowers desire that the Advance-A be funded in the case of each Advance-A which is to be a LIBOR Advance; provided that no Advance-A which is a LIBOR Advance may be in an amount which is less that $500,000.00. Borrowers at any time may redesignate the amounts of, and Convert and Continue the Advances-A, but only to be effective from and after the end of the Interest Period therefor if an Advance-A is to be Continued as, or Converted from, a LIBOR Advance, and subject to the terms and provisions of this Agreement, including Sections 3.7, 3.8 and 3.9 hereof. Prior to making any Advance-A, Lender may require that Borrowers deliver a Borrowing Base Certificate dated a recent date acceptable to Lender evidencing that the amount of the outstanding Advances-A plus the requested Advance-A plus the Letter of Credit Liabilities is less than the lesser of (i) the Commitment-A or (ii) the Borrowing Base.

         Section II.5. Amendment to Section 3.6. The phrase "in this Section 3.7" contained in Section 3.6 of the Agreement shall be amended to read "in this
Section 3.6" each time such phrase appears in Section 3.6.

         Section II.6. Addition of Sections 3.7, 3.8 and 3.9. Sections 3.7, 3.8 and 3.9 shall be added to the Agreement and shall read in their entirety as follows:

             Section 3.7. Conversions and Continuations. Borrowers shall have the right from time to time to Convert any Advance from one Type of Advance into another Type of Advance or to Continue any LIBOR Advance as a LIBOR Advance by giving Lender written notice at least one (1) Business Day before Conversion into a Prime Rate Advance and at least three (3) Business Days before Conversion into or Continuation of a LIBOR Advance, specifying (a) the Conversion or Continuation date, and
          (b) in the case of Conversions, the Type of Advance to be Converted into; provided that (w) no more than five (5) Interest Periods may be in effect for the LIBOR Advances at any time, (x) no LIBOR Advance may be in an amount which is less than $500,000.00, (y) a LIBOR Advance may only be Converted on the last day of the Interest Period therefor, and (z) except for Conversions to Prime Rate Advances, Lender shall have no obligation to make any Conversions while an Event of Default has occurred and is continuing. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice. If Borrowers shall fail to give Lender the notice specified above for Continuation or Conversion of any LIBOR Advance prior to the end of the Interest Period with respect thereto, such LIBOR Advance shall automatically be Converted into a Prime Rate Advance on the last day of such Interest Period.

             Section 3.8. Illegality, Impossibility, Regulatory Change and Compensation. In the event that (a) it becomes unlawful for Lender to honor its obligation to make LIBOR Advances hereunder or to maintain LIBOR Advances hereunder, (b) Lender determines that (i) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" are not being provided in the relative amounts or for the relative maturities for determining the interest rates borne by the LIBOR Advances as provided in this Agreement or (ii) such quotations do not accurately reflect Lender's costs in connection therewith, or (c) a Regulatory Change (including the imposition of a Reserve Requirement) occurs which changes Lender's basis of taxation with respect to LIBOR Advances or imposes reserve, capital or other requirements with respect thereto, then Lender shall notify Borrowers of any such event. Following such notice, upon written notice to Borrowers showing the computation of such amounts in reasonable detail, Borrowers shall promptly pay to Lender such amounts as Lender may determine (which determination shall be conclusive provided such determination is made on a reasonable basis) to be necessary to compensate Lender for any increased costs incurred by Lender after such notice or decreases in amounts receivable by Lender after such notice which Lender determines are attributable to any event described in clauses (a), (b) or (c) above. For so long as such event or circumstance shall continue in effect, the obligation of Lender to make or Continue LIBOR Advances or to Convert Prime Rate Advances to LIBOR Advances shall terminate, and (i) all future Advances shall be Prime Rate Advances and (ii) all outstanding Advances which are LIBOR Advances shall be Converted to Prime Rate Advances on the last day of the current Interest Period therefor.

             Section 3.9. Compensation for Prepayment or Failure to Borrow. Upon
          (a) any prepayment or Conversion of any LIBOR Advance on a day other than the last day of an Interest Period therefor or (b) the failure by Borrowers to borrow as provided in an Advance Request Form delivered to Lender, Convert or prepay a LIBOR Advance on any date required hereby, Borrowers shall pay to Lender a fee in an amount reasonably determined by Lender equal to funding losses actually incurred by Lender as a result of such event, but not more than one percent (1.00%) of the principal amount of the

          Advance times a fraction, the numerator of which is the number of days remaining in the Interest Period and the denominator of which is 365.

          Section II.7. Amendment to Section 7.1. Clause (b) contained in
Section 7.1 of the  Agreement is amended to read in its entirety as follows:

             (b) Quarterly Financial Statements - Parent. As soon as available, and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of Parent, a copy of the consolidated financial statements of Parent and its Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, on SEC Form 10-Q, containing, on a consolidated basis, balance sheets, statements of income and cash flows in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP and reviewed by independent certified public accountants acceptable to Lender.

          Section II.8. Amendment to Section 8.1. Section 8.1 contained in the Agreement is amended to read in its entirety as follows:

             Section 8.1. Debt. No Borrower will incur, create, assume or permit to exist, nor will it permit any Guarantor or any Subsidiary to incur, create, assume, or permit to exist, any Debt, except (a) Debt to Lender, (b) Debt of Borrowers, Guarantors and their Subsidiaries in an aggregate principal amount which does not exceed $3,000,000.00 outstanding at any time, (c) Debt described in Schedule 8.1(c), (d) Subordinated Debt, (e) accounts payable in the ordinary course of business, and (f) Debt arising from the endorsement of instruments for collection in the ordinary course of business.

          Section II.9. Amendment to Exhibits. (a) Exhibit "A" to the Agreement (Note-A) is amended to conform in its entirety to Annex "A" to this Amendment,
(b) Exhibit "L" to the Agreement (Borrowing Base Certificate) is amended to conform in its entirety to Annex "B" to this Amendment and (c) Exhibit "M" to the Agreement (No Default Certificate) is amended to conform in its entirety to Annex "C" to this Amendment.

                                  ARTICLE III.

                              Conditions Precedent

          Section III.1. Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

             (a) Certificate - Borrowers. A certificate of the Secretary or the Assistant Secretary (or another officer acceptable to Lender) of each Borrower certifying resolutions of the board of directors of the General Partner as general partner of each Borrower which authorize the execution, delivery and performance by each Borrower of this Amendment and the other Loan Documents to which such Person is or is to be a party.

             (b) Governmental Certificates - General Partner and Each Borrower. Certificates issued by the appropriate government official of the state of organization of General Partner and each Borrower as to the existence and good standing of such Person, and certificates of existence and good standing of General Partner as a foreign entity in the state of Texas.

             (c) Note-A. Note-A executed by Borrowers.

             (d) Additional Information. Such additional documents, instruments and information as Lender may request.

          Section III.2. Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                                   ARTICLE IV.

                 Ratifications, Representations, and Warranties

         Section IV.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

         Section IV.2. Representations, Warranties and Agreements. Each Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of such Borrower and General Partner and will not violate the Organizational Documents of such Borrower, (b) the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrower is indebted to Lender pursuant to the terms of the Notes, as the same may have been renewed, modified, extended and rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes as the same may have been renewed, modified or rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment and (g) Borrower has no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.

                                   ARTICLE V.

                                  Miscellaneous

         Section V.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

         Section V.2. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

         Section V.3. Expenses of Lender. As provided in the Agreement, Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

         Section V.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section V.5. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section V.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

         Section V.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section V.8. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section V.9. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section V.10. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Executed as of the date first written above.

                                          BORROWERS:

                                          CONCORD TECHNOLOGIES, LP

                                          By: OYOG, LLC, its general partner


                                              By:   /s/ Thomas T. McEntire
                                                 -------------------------------
                                                    Thomas T. McEntire
                                                    Vice President and
                                                    Chief Financial Officer

                                    GEOSPACE ENGINEERING RESOURCES
                                    INTERNATIONAL, LP

                                    By: OYOG, LLC, its general partner


                                        By:  /s/ Thomas T. McEntire
                                           -------------------------------------
                                             Thomas T. McEntire
                                             Vice President and
                                             Chief Financial Officer


                                    GEO SPACE, LP

                                    By: OYOG, LLC, its general partner


                                        By:  /s/ Thomas T. McEntire
                                           -------------------------------------
                                             Thomas T. McEntire
                                             Vice President and
                                             Chief Financial Officer


                                    OYO INSTRUMENTS, LP

                                    By: OYOG, LLC, its general partner


                                        By:  /s/ Thomas T. McEntire
                                           -------------------------------------
                                             Thomas T. McEntire
                                             Vice President and
                                             Chief Financial Officer

                                    OYOG OPERATIONS, LP

                                    By: OYOG, LLC, its general partner


                                        By:      /s/ Thomas T. McEntire
                                           ------------------------------------
                                                 Thomas T. McEntire
                                                 Vice President and
                                                 Chief Financial Officer


                                    LENDER:

                                    SOUTHWEST BANK OF TEXAS, N.A.


                                    By: /s/ Edward K. Bowdon
                                       ----------------------------------------
                                        Edward K. Bowdon
                                        Vice President

         Each of the undersigned Guarantors hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by such person shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms and shall evidence such Guarantor's guaranty of Note-A, as renewed and extended from time to time, including, without limitation, the renewal and extension evidenced by Note-A in substantially the form of Annex "A" attached hereto.


                                    OYOG, LLC


                                    By: /s/ Thomas T. McEntire
                                       ----------------------------------------
                                        Thomas T. McEntire
                                        Vice President and
                                        Chief Financial Officer

                                    OYOG LIMITED PARTNER, LLC


                                    By: /s/ Thomas T. McEntire
                                       ----------------------------------------
                                        Thomas T. McEntire
                                        Manager



                                    OYO GEOSPACE CORPORATION


                                    By: /s/ Thomas T. McEntire
                                       ----------------------------------------
                                        Thomas T. McEntire
                                        Vice President and
                                        Chief Financial Officer